CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THE
                       FOLLOWING EXHIBIT MARKED WITH AN *

                                                                  EXHIBIT 10.18

                              AMENDMENT NUMBER TWO
                              TO LICENSE AGREEMENT

         This Amendment Number Two is made and entered into as of December 29, 1995 by and among WILLIAM MORROW COMPANY, a New York corporation ("Licensor"), IVI PUBLISHING (formerly known as Interactive Ventures, Inc. and Interactive Television, Inc.), a Minnesota corporation ("Licensee") and MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota nonprofit corporation ("Mayo").


                              W I T N E S S E T H :

         WHEREAS, Licensor, Licensee and Mayo entered into a License Agreement dated as of April 24, 1991 (Agreement) pertaining to an Optical Disc Program based on The Mayo Clinic Family Health Book, as amended April 10, 1992 (Amendment) (collectively the "License Agreement"); and,

         WHEREAS, the rights granted and obligations under the License Agreement apply to the literary work, The Mayo Clinic Family Health Book, First Edition, and all subsequent editions; and,

         WHEREAS, Mayo has developed a subsequent edition, The Mayo Family Health Book, Second Edition, hard copy book version tentatively scheduled to be published October 1996; and

         WHEREAS, IVI has developed an Optical Disc Program of The Mayo Clinic Family Health Book, Second Edition, released as of September 15, 1995.

         WHEREAS, the parties pursuant to the License Agreement desire to amend the License Agreement to reflect the development by Licensee of digital interactive optical technology/systems including "CD-ROM," "CD-I" and "On-Line" for The Mayo Clinic Family Health Book, Second Edition and royalties therefore.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Definitions.   All  capitalized  terms  used  herein  and  not
                  otherwise defined shall have the meaning given them in the License Agreements.

         2.       Copyrights.  Section 1(a) of the Agreement is amended to read:

                  (a) "Copyrights" - The term "copyright" means the literary and statutory and common law rights owned and held by Mayo relating to the literary work The Mayo Clinic Family Health Book, Second Edition, as reflected by the certificates which will be attached as Exhibit "A" following publication, and all subsequent editions and modifications of such literary work within the Rights Period;

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




         3. Optical Disc Program. Section 1(d) of the Agreement is amended to read:

                           (d) "Optical Disc Program" - The term "Optical Disc Program" means any multi-media software program physically embodied on digital optical interactive software utilizing only the Source Materials (as hereinafter defined) for simultaneous interactive presentation of video, audio, graphics, animation, text and data which is designed for use with digital optical interactive hardware.

         4. CD-I, CD-ROM, ON-LINE Programs. Section 7 of the Agreement is amended to read:

                  7. CD-I, CD-ROM, ON-LINE Programs. It is agreed that the grant of the license under this Agreement is a grant for all digital interactive optical technology/systems as set forth in Section 2 hereof. It is further agreed that the Licensee currently intends to produce the Optical Disc Program in forms that are generally referred to as CD-I, CD-ROM and ON-LINE Programs. The royalty payments and accounting periods set forth in Sections 8 and 9 hereof shall be deemed to apply only to such programs. In the event Licensee chooses to produce the Optical Disc Program using digital interactive technology/systems other than CD-I, CD- ROM or ON-LINE, then the parties hereto shall, in good faith, negotiate appropriate royalty payments therefore. Nothing in this section shall be deemed to limit, in any way, the grant of the license made under this Agreement.

                           Notwithstanding  anything  to  the  contrary  in  the
                           Agreement or any amendment thereto, the ON-LINE rights granted herein include only the right to disseminate the Optical Disc Program in its entirety or substantial entirety via on-line information and communication systems and nothing herein shall preclude either Licensor or Mayo from themselves disseminating or from granting others, the right to disseminate all or any portion of any edition of The Mayo Family Health Book via any on-line information and communication system.

         5. Section 8(a) and (b) of the License Agreement and Section 2, 3 and 4 of the Amendment are deleted in their entirety and the following substituted therefore:

                  8.       Royalties.

                  (a) Licensee shall pay to Licensor, as compensation for the rights granted herein, the following royalty and licensing payments.

                           (i) Royalties Based on Net Sales. Licensee shall pay to Licensor royalty payments equal to
                                        *                  of Net Sales in each
                                    Accounting Period of this Agreement.

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




                           (ii) Advance Royalties. As an advance against the royalty payments under Subsection 8(a)(i),
                                    Licensee  shall  pay  Licensor     *
                                    on the following schedule:

                                    (a)          *       upon  execution of this
                                             Amendment  Number  Two,  receipt of
                                             which is hereby acknowledged;

                                    (b)                   *               on the
                                             next  four (4)  consecutive  annual
                                             anniversaries  of the  execution of
                                             this Amendment Number Two.

                                    The aforesaid  advances  shall be payable on
                                    the  scheduled  dates  regardless of whether
                                    Licensee has continued to exploit the rights
                                    granted to it hereunder.  At the time of any
                                    normal royalty accounting,  if the royalties
                                    owed exceed the advances  paid to date,  and
                                    if  there  are  any   scheduled  but  unpaid
                                    advance amounts, any such excess royalties shall be paid at the time of said normal royalty accounting and will be considered a prepayment of the next scheduled advance payment.

                  (b) "Net Sales" shall mean net revenues (i.e., net of returns, commissions/percentages to retailers and/or Remarketers, sales taxes and similar taxes, free goods, discounts and currency conversion charges) retained or received by Licensee from the sale or rental of the CD-I Program, CD- ROM discs or On-Line sales. It is agreed that Net Sales is calculated on the actual net dollar amounts received by Licensee and is not calculated on the wholesale or retail sale price of the CD-I Program, CD-ROM discs or On- Line sales. "Accounting Period" shall mean consecutive three-month quarters commencing October 1, and ending December 31, March 31, June 30 and September 30 and which may be referred to collectively as "Accounting Periods", provided, however, that the first Accounting Period shall commence September 15, 1995.

         6. Rights Period. Section 1(e) of the Agreement and Section 5 of the Amendment are hereby amended as follows:


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


                  (e) "Rights Period" - The Rights Period for the rights to the Optical Disc Program of the Mayo Family Health Book, Second Edition shall begin as of September 15, 1995 and terminate on September 14, 2000.

         7. Accounting. The accounting and report requirements set forth in Section 9 of the License Agreement shall apply to sale made in each Sales Category with the understanding that separate accountings and reports shall be kept for each Sales Category.

         8. First Edition. Any subsequent sales of The Mayo Clinic Family Health Book, First Edition shall be accounted for and royalties paid under the terms of the License Agreement without reference to this Second Amendment.

         9. Miscellaneous. Except as modified hereby, the License Agreement as amended remains in full force and effect. In the event of an inconsistency in the terms between this Amendment Number Two and the License Agreement as amended, the terms of this Agreement Number Two shall prevail.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


LICENSOR:                                  LICENSEE:

WILLIAM MORROW COMPANY                     IVI PUBLISHING, INC.



By:                                        By:
   Its:                                      Its

MAYO:

MAYO FOUNDATION FOR
MEDICAL EDUCATION AND RESEARCH



By:
   Its:



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